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                                                                      EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT


MERRILL LYNCH LATIN AMERICA FUND, INC.:


We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-41622 of our report dated January 19, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Consolidated Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

March 27, 1996